STOCK GRANT AGREEMENT made as of the 21st day of April, 2011 between  STEM CELL ASSURANCE, INC., a Nevada corporation (the “Company”), and JOEL SAN ANTONIO (the “Grantee”).

WHEREAS, the Grantee is a non-employee member of the Board of Directors of the Company;

WHEREAS, the Board of Directors of the Company has approved the grant to the Grantee of a Stock Bonus and Restricted Stock pursuant to the Company’s 2010 Equity Participation Plan (the “Plan”);

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Grantee (the “Grant”) an award of shares of common stock of the Company upon the following terms and conditions:

1. DEFINED TERMS. All terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Plan.

2. GRANT.  Subject to the terms and conditions of the Plan and the provisions hereof, the Company hereby grants to the Grantee the following:

(i) pursuant to Section 16 of the Plan, a Stock Bonus award of Two Million Five Hundred Thousand (2,500,000) shares of common stock of the Company, $.001 par value per share (the “Bonus Shares”), and

(ii) pursuant to Section 15 of the Plan, a Restricted Stock award of Two Million Five Hundred Thousand (2,500,000) shares of common stock of the Company, $.001 par value per share (the “Restricted Shares” and, together with the Bonus Shares, the “Shares”).

3. VESTING OF SHARES.  The Bonus Shares shall vest on the date hereof and the certificate representing the Bonus Shares will be issued to the Grantee concurrently herewith. The Restricted Shares shall vest one year from the date hereof (the “Vesting Time”) provided that the Grantee continues to serve as a member of the Board of Directors of the Company through the Vesting Time.  The Grantee shall forfeit all of the Restricted Shares if he does not continuously serve as a member of the Board of Directors of the Company through the Vesting Time.  Until the Vesting Time, the Company shall hold the certificate representing the Restricted Shares.

4. INCORPORATION BY REFERENCE.  The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

5. REPRESENTATIONS BY GRANTEE.

(a) The Grantee represents and warrants that the Shares to be acquired pursuant to the terms hereof are being acquired for the Grantee’s own account, for investment and not for distribution or resale to others.  The Grantee will not sell, assign, transfer, encumber or otherwise dispose of any of the Shares unless (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect thereto is in effect and the prospectus included therein meets the requirements of Section 10 of the Securities Act, or (ii) the Company has received a written opinion of its counsel that, after an investigation of the relevant facts, such counsel is of the opinion that such proposed sale, assignment, transfer, encumbrance or disposition does not require registration under the Securities Act.

(b) The Grantee understands that the Shares are not being registered under the Securities Act and may not be sold, assigned, transferred, encumbered, or disposed of unless they are subsequently registered thereunder or an exemption from such registration is available.

(c) The Grantee represents and warrants that he, alone, or with his purchaser representative, if any, has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the acquisition of the Shares contemplated hereby.  The Grantee will execute and deliver to the Company such documents as the Company may reasonably request in order to confirm the accuracy of the foregoing.

(d) The Grantee understands that the Shares are not being registered under the Securities Act in part on the ground that the issuance thereof is exempt under Section 4(2) of the Securities Act as a transaction by an issuer not involving any public offering and that the Company’s reliance on such exemption is predicated in part on the foregoing representations and warranties of the Grantee.

(e) The Grantee represents that he has reviewed all information regarding the Company that has been filed with the Pink OTC Markets and the Securities and Exchange Commission, including the risk factors set forth therein.  The Grantee also represents that he has been furnished by the Company with all information regarding the Company which he had requested or desired to know; that all documents which could be reasonably provided have been made available for his inspection and review; that he has been afforded the opportunity to ask questions of and receive answers from duly authorized representatives of the Company concerning the Company, and any additional information which he had requested; and that he has had the opportunity to consult with his own tax or financial advisor concerning an investment in the Company.

6. LEGEND.  The following restrictive legend will be placed on any instrument, certificate or other document evidencing the Shares:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended.  The shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective registration statement with respect to the shares or the exemption from the registration requirements of said act that is then applicable to the shares, as to which a prior opinion of counsel may be required by the issuer or the transfer agent.”

7. NOTICES.  Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the addressed to the Company, 555 Heritage Drive, Suite 130, Jupiter, Florida 33458, Attention: Chief Executive Officer and to the Grantee at the address indicated below, or, in each case, at such other address notice of which is given in accordance with the foregoing provisions.  Notices shall be deemed to have been given on the date of hand delivery or mailing as provided for above, except notices of change of address, which shall be deemed to have been given when received.

8. BINDING EFFECT.  This Stock Grant Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

9. ENTIRE AGREEMENT.  This Stock Grant Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

10. GOVERNING LAW.  This Stock Grant Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, excluding choice of law rules thereof.

11. EXECUTION IN COUNTERPARTS. This Stock Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

12. FACSIMILE SIGNATURES.  Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.

13. INTERPRETATION; HEADINGS.  The provisions of this Stock Grant Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.  The headings and captions under sections and paragraphs of this Stock Grant Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Grant Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Grant Agreement as of the day and year first above written.

STEM CELL ASSURANCE, INC.

By:  /s/ Mark Weinreb
    Mark Weinreb, Chief Executive Officer

/s/ Joel San Antonio
Joel San Antonio

2200 Highway 121
Bedford, Texas 76021
Address of Grantee